Exhibit 21

Subsidiaries of the Company

Listed below are the Company’s wholly owned subsidiaries as of the date of this report. Names of certain inactive or minor subsidiaries have been omitted.

Name	State or Other Jurisdiction of Incorporation or Organization
JLG Industries India Private Limited	India
Kewaunee Fabrications, LLC	Wisconsin
McNeilus Companies, Inc.	Minnesota
Iowa Contract Fabricators, Inc.	Iowa
Iowa Mold Tooling Co., Inc.	Delaware
JLG Industries, Inc.	Pennsylvania
Fulton International, Inc.	Delaware
JLG Equipment Services, Inc.	Pennsylvania
Access Financial Solutions, LLC.	Maryland
JerrDan, LLC	Delaware
JLG New Zealand Access Equipment and Services	New Zealand
JLG Industries Korea, Limited	South Korea
JLG Pacific Holdings, Inc.	Pennsylvania
JLG Industries, Japan Co., Limited	Japan
JLG Properties Australia Pty Limited	Australia
OSK Industries LLC	Wisconsin
JLG EMEA Holdings B.V.	Netherlands
JLG EMEA B.V.	Netherlands
JLG France SAS	France
JLG Ground Support Europe BVBA	Belgium
JLG Industries GmbH	Germany
JLG Deutschland GmbH	Germany
JLG Industries (Italia) S.R.L	Italy
JLG Industries (United Kingdom) Limited	United Kingdom
JLG Manufacturing Central Europe S.R.L.	Romania
JLG Manufacturing Europe BVBA	Belgium
JLG Sverige AB	Sweden
Oshkosh Italy B.V.	Netherlands
Oshkosh Rus, LLC	Russia
Platformas Elevadoras JLG Iberica S.L	Spain
Power Towers Limited	United Kingdom
Power Towers LLC	United Arab Emirates

Name	State or Other Jurisdiction of Incorporation or Organization
Oshkosh Europe B.V.	Netherlands
Oshkosh Equipment Manufacturing, S. de R.L. de C.V.	Mexico
Oshkosh-JLG (Singapore) Technology Equipment Private Limited	Singapore
JLG Equipment Services Limited	Hong Kong
Oshkosh JLG (Tianjin) Equipment Technology Co., Ltd.	China
JLG Latino Americana Ltda.	Brazil
OSK Company LLC	Wisconsin
Premco Products Inc.	California
JLG Maquinaria Mexico, S. de R.L. de C.V.	Mexico
JLG Maquinaria Mexico Services, S. de R.L. de C.V.	Mexico
London Machinery Inc.	Canada
London (Mtl) Inc.	Canada
McNeilus Financial Services, Inc.	Minnesota
McNeilus Truck and Manufacturing, Inc.	Minnesota
McNeilus Financial, Inc.	Texas
Viking Truck & Equipment Sales (OH), Inc.	Ohio
Oshkosh Airport Products, LLC	Wisconsin
Oshkosh Arabia FZE	Dubai
Oshkosh Asia Holdings Limited	Mauritius
Oshkosh Commercial (Beijing) Co., Limited	China
Oshkosh Commercial Products, LLC	Wisconsin
Oshkosh Defense, LLC	Wisconsin
Oshkosh Defense Canada Incorporated	Canada
Pratt & Miller Engineering & Fabrication, LLC	Michigan
Oshkosh HD, LLC	Wisconsin
Oshkosh Logistics Corporation	Wisconsin
Oshkosh Manufacturing, LLC	Wisconsin
OSK Ventures, LLC	Wisconsin
Pierce Manufacturing Inc.	Wisconsin
TN-GR Holdings LLC	Delaware

McNeilus Truck and Manufacturing, Inc. owns a 49% interest in Mezcladoras Trailers de Mexico, S.A. de C.V.

Pierce Manufacturing, Inc. owns a 25% interest in BME Fire Trucks LLC (Boise Mobile).